                           AGREEMENT FOR THE PURCHASE
                             AND SALE OF ELECTRICITY

          THIS AGREEMENT for the purchase and sale of electricity is entered into as of the date of this execution by and between GEOTHERMAL DEVELOPMENT
ASSOCIATES, a Nevada corporation, ("Seller"), and SIERRA PACIFIC POWER COMPANY, a Nevada corporation ("Purchaser"), upon the following terms and conditions:

          IT IS AGREED:

          (1)   Sale of Electricity. Seller shall sell and Purchaser shall purchase all of the electricity generated and delivered to the Point of
Delivery, defined herein, by Seller at its facility for generation of electric power ("the Plant") to be located on land leased from Purchaser which land is more particularly described in Exhibit A, attached hereto and incorporated herein by this reference. Said Plant shall have nameplate rating of 5MW
(net-maximum) and shall be fueled by geothermal energy.

          (2)   Performance Criteria. Seller shall comply with the following performance criteria:

                (a)  Within 270 days of the execution of this Agreement, Seller shall complete and bring to commercial fluid production, one geothermal well on the land leased from Purchaser under that certain lease of even date hereinwith, or land pooled or unitized therewith. For purposes of this
Agreement, the term "Commercial Fluid Production" shall mean the point at which a geothermal well, alone or in combination with

other wells, is producing, or is capable of producing, a resource of sufficient temperature and volume to supply twenty-five percent (25%) of the Plant's heat requirements.

                (b)  Within three (3) calendar years of the execution of this
Agreement, Seller shall construct and bring to commercial power production, one electrical generating plant with a maximum nameplate rating of 5 MW
(net-maximum). For the purposes of this Agreement, the term "commercial power production" shall mean the point at which the first kilowatt hour is delivered to the Point of Delivery.

          If Seller should fail to meet either of the performance criteria in the time stated, this Agreement shall be null and void and the obligations of both parties hereunder shall terminate automatically and without notice.
Seller's compliance with the performance criteria shall be subject to written verification by Purchaser, which verification shall not be unreasonably withheld. Time frames quoted above may be extended by Purchaser if circumstances beyond Seller's control have impeded Seller's performance, provided Seller has used due diligence in attempting to mitigate such circumstances and meet the stated time limitation. Purchaser's extension of the time limit for one performance criterion does not constitute a waiver of the other, or affect in any way the Purchaser's right to its enforcement.

          (3)   Rate.

                (a)  For all power purchased from Seller's facility at the point of Delivery, Purchaser shall pay Seller the sum of $.0717 per kWh. For the purposes of

                                       -2-

this Agreement, "Point of Delivery" shall be the Steamboat substation 25 kv source closest to the plant, which source is owned by Purchaser. Seller agrees to comply with Purchaser's Electric Rules 2 and 15, all special conditions of
Schedule CSPP and all subsequent revisions of said schedule and rules.

                (b)  Monthly bills will be submitted to Purchaser by Seller. The amount of each bill will be computed on the basis of energy delivered to
Purchaser during the billing period just ended, multiplied by the rate specified above. The billing period shall be the time interval between two consecutive meter readings taken for billing purposes. Purchaser shall pay each bill within fifteen (15) days of the billing date. A monthly penalty of 1.0 percent of the unpaid balance will be assessed on bills not paid within fifteen (15) days after the billing date.

          (4)   Term. This Agreement shall be effective upon the date of its execution and shall continue until a period of ten (10) years has elapsed from the commencement of the production and sale of electricity by Seller's plant, and shall continue thereafter from year to year unless terminated by one of the parties hereto.

          (5)   Design and Operating Equipments. Once Seller's and Purchaser's
facilities are connected, both parties will operate their respective facilities in accordance with Purchaser's standard 2.2 GN 01 (Exhibit B), which is attached hereto and incorporated herein by this reference, and the approved facility wiring diagram and specification

                                       -3-

described in Paragraph 11 below, as well as any subsequent amendments to either document which are reasonably applicable to Seller's plant and interconnection facilities. Seller shall be given reasonable prior notice of all such amendments. The parties acknowledge that with operating experience adjustment of the operating requirements may be necessary. Seller shall not make any modification to its facilities which substantially affects performance without advance notification to Purchaser.

          (6)   Metering. Seller's facility will be metered according to
Metering Option 1, as described in Paragraph 3.1 of Exhibit B.

          (7)   Conditions. The obligations of either party under this Agreement are conditioned upon the following events having occurred:

                (a)  Seller's attainment of qualifying facility status for the plant pursuant to the Public Utilities Regulatory Policy Act of 1978 and 18
CFR 292, and any applicable amendments or supplements thereto.

                (b)  Seller's compliance with any applicable portions of General
Order 32 of the Public Service Commission of Nevada and any amendments or supplements thereto.

                (c)  Approval of the pricing provisions herein as a portion of
Purchaser's purchased power costs by the Public Service Commission of Nevada.

          (8)   Responsibility for Maintenance. It shall be the responsibility of Seller at its sole cost and expense to maintain all of the facilities, including all control and

protective devices, from the metering devices to Seller's generation facility.
It shall be the responsibility of the Purchaser at its sole cost and expense to maintain facilities for the transmission of electrical energy, up to and including the service drop and the devices for metering electrical energy installed pursuant to this Agreement.

          Seller agrees to give Purchaser sixty (60) days' written notice of all scheduled maintenance periods.

          (9)   Special Facilities. Seller shall be responsible for all standard interconnection costs. In the event it is necessary for Purchaser to install any special or additional interconnection facilities, including control or protective devices, line extensions, multiple metering, or reinforcement of its system to receive or continue to receive the power delivered under this
Agreement, Seller shall reimburse Purchaser for its costs associated with the installation of such facilities under a separate special facilities agreement.

          (10)  Prior Approval. Equipment specifications and detailed plans for the installation of Seller's interconnection facilities, control and protective devices, and facilities to accommodate Purchaser's meters will be submitted to purchaser for review and advance written approval prior to actual installation.
Such review and written approval are acknowledgements that Seller's facility complies with Purchaser's requirements only. Purchaser shall not, by reason of such review and approval or failure to review and approve, be responsible for strength, details of design, adequacy, or capability of any of Seller's equipment, nor

                                       -5-

shall Purchaser's acceptance be deemed an endorsement of any item of equipment.
Seller and Purchaser acknowledge that the equipment specifications and detail plans submitted to Purchaser are intended only for the specific site and installation described in this Agreement.

          (11)  Right of Entry. Purchaser may enter Seller's premises (a) at any reasonable time, to inspect Seller's protective devices, or (b) at any time without notice, to disconnect the interconnection facilities if, in Purchaser's opinion, a hazardous condition exists and immediate disconnection is necessary to protect Purchaser's customers, other persons, Purchaser's facilities, or
Seller's facilities from damage.

          Purchaser and Purchaser's escorted visitors may also enter Seller's premises, with reasonable notice and permission of Seller, to conduct tours of the generation plant and related facilities and to observe and monitor Seller's generating facilities.

          (12)  Information Transfer. Seller agrees to make available to
Purchaser upon request any and all information related to the installation, operation and maintenance of the facility and the use of the resource. Such data will be treated as confidential and can only be released by Purchaser with written permission of Seller, which permission shall not be unreasonably withheld. The parties will cooperate in developing mutually agreeable tests and/or modifications to be performed on the plant and resource.

                                       -6-

          (13)  Follow-On Plants. If Seller intends to build additional geothermal generation plant(s) on any portion of the land described in Exhibit
A, or on land pooled, unitized, or combined therewith, and Seller intends to sell a portion of said plant(s) to another party, Seller shall first offer such portion to Purchaser at the price and on the terms that would be offered to such a third party. Any such offers shall be in writing and Purchaser shall have ninety (90) days from the date of receipt of such an offer to accept or reject
it. Upon receipt of Purchaser's rejection of such an offer, or upon expiration of the ninety-day period described above, whichever comes first, Seller may offer the same portion of such plant or plants to a third party or parties. In no event shall such offer be on different terms or at a lower price than those offered to Purchaser, unless such terms or price have first been offered to
Purchaser according to the procedure outlined in this section.

          (14)  Additional Resources. If Seller intends to purchase or lease additional geothermal rights in the Steamboat Springs Known Geothermal Resource
Area (KGRA), or purchase or lease additional land in the KGRA, for the purpose of developing geothermal resources, Purchaser shall have the right to purchase up to seventy-five percent (75%) interest in said rights or lands. The purchase price of any such interest shall be one-third of the Seller's total cost of any parcel or right, or portion thereof, in

                                       -7-

return for a one-quarter interest in the portion of the rights or lands in which
Purchaser is buying an interest.

          Seller shall give Purchaser written notice of Seller's intent to acquire such rights or lands at least ninety (90) days prior to such acquisition. Purchaser shall then have ninety (90) days from its receipt of such notice to notify Seller of its intent to purchase some or all of the seventy-five percent (75%) interest available to it. Said notice shall be in writing and shall specify the amount to be purchased, the purchase price, and the terms of payment. If Seller does not receive such a notice within the stated period, Purchaser shall have no further rights to any portion of the acquisition.

          Upon Seller's receipt of Purchaser's notice, Seller and Purchaser agree to negotiate in good faith an agreement defining the relative right and responsibilities of the parties with regard to any subsequent development of the rights or lands in which Purchaser has bought an interest.

          (15)  Liability and Indemnification. Each party shall indemnify and hold harmless the other party and the directors, officers, and employees of such other party against and from any and all loss and liability for injuries to persons, including employees of either party, and damages, including property of either party, resulting from or arising out of (a) the engineering, design, construction, maintenance, or operation of or (b) the making of replacements, additions, or betterments to, the indemnitor's facilities. This

                                       -8-

provision shall apply notwithstanding the active or passive negligence of the indemnitee. Neither party shall be indemnified for liability or loss resulting from its sole negligence or willful misconduct. The indemnitor shall, on the other party's request, defend any suit asserting a claim covered by this indemnity and shall pay all costs, including reasonable attorney's fees, that may be incurred by the other party in enforcing this indemnity.

          (16)  A.   Insurance. During the term of this Agreement, Seller shall maintain the following insurance:

                (a) Workers' Compensation or self-insurance which satisifies the applicable requirements of Nevada law. Within thirty (30) days after execution of this Agreement, Seller shall provide Purchaser with a certificate evidencing such insurance, and providing for thirty-day written notice to Purchaser prior to cancellation, termination, alternation or material change of such insurance.

                (b) Comprehensive General Liability and Comprehensive Automobile
Liability of not less than $500,000 combined single limit or equivalent for bodily injury, personal injury and property damage as the result of any one occurrence.

                (c) Comprehensive General Liability shall include coverage for
Premises-Operations, Owners and Contractors Protective Products/Completed
Operations Hazard, Explosion, Collapse, Underground, Contractual Liability, and
Broad Form Property Damage including Completed Operations.

                                       -9-

Comprehensive Automobile Liability shall include coverage for Owned, Hired and
Non-owned automobiles.

                B.   Additional Insurance Provisions:

                     (a) Evidence of coverage described in Paragraph 17(A) above shall state that coverage provided is primary and is not excess to or contributing with any insurance or self-insurance maintained by Purchaser.

                     (b) Purchaser shall have the right to inspect or obtain a
copy of the original policy(ies) of insurance.

                     (c) All insurance certificates and a thirty-day advance
notice of cancellations, terminations, alterations and material changes of such insurance shall be issued and submitted to the following:

                          Sierra Pacific Power Company
                          Attn: Richard Miolini
                          P.O. Box 10100
                          Reno, Nevada 89520

          (17) Permits and Licenses. Seller agrees to obtain any and all state, federal and local permits, licenses, or other documents necessary for the operation of Seller's facility and the sale of energy therefrom to Purchaser.

          (18) Notices. Whenever in this Agreement it shall be required, permitted or desired that notice or demand be given by either party to or on the other, such notice or demand shall be in writing and may be either personally served or sent by United States mail and shall be deemed to have been given when personally served or when deposited in the United States mail, certified or registered, with

                                      -10-

postage prepaid and properly addressed. For the purposes hereof the addresses of the parties hereto (until notice of a change thereof is given as provided in this paragraph) shall be as follows:

          Seller:                Geothermal Development Associates
                                 G. Martin Booth, III
                                 President
                                 251 Ralston Street
                                 Reno, Nevada 89503

          Purchaser:             Sierra Pacific Power Company
                                 Attn: Max L. Jones, Jr.
                                 Senior Vice President
                                 P.O. Box 10100
                                 Reno, Nevada 89520

          (19) Successors in Interest. This Agreement shall be binding on both parties, and on their heirs, successors in interest and permitted assigns.

          (20) Several Obligations. Except where specifically stated in this
Agreement to be otherwise, the duties, obligations and liabilities of the
Parties are intended to be several and not joint or collective. Nothing contained in this Agreement shall ever be construed to create an association, trust, partnership, or joint venture or impose a trust or partnership duty, obligation or liability on or with regard to either Party. Each Party shall be individually and severally liable for its own obligations under this Agreement.

          (21) Force Majeure. If the performance of any obligations under this
Agreement is prevented by casualty, accident, strike, labor dispute, political disturbance, or other violence, any law, proclamation or regulation of any

                                      -11-

governmental agency, inability to secure environmental permits or any other condition beyond the control of the party affected thereby, such party shall be excused from performance hereunder and either party hereto shall be entitled to terminate this Agreement.

          (22) Assignment. (a) Neither party shall voluntarily assign this
Agreement without the prior written consent of the other party, except to a partnership in which a party hereto is a general partner.

      (b) In the event that either party wishes to assign this agreement to a corporation or other entity which does not fall into the two categories described in (a) above, said party shall send written notice of such intent to the other party. Said notice shall describe the financial organization and assets of the potential assignee in sufficient detail to permit the noticed party to evaluate the effect of the assignment on its interest in this Agreement and the evendated geothermal lease executed by the parties. The noticed party shall have thirty days from its receipt of the notice to consent or refusal to consent to the assignment. Failure to give written consent or refusal within said thirty day period shall be interpreted as consent by the noticed party. In no event shall consent to any assignment be unreasonably withheld.

          (23)  Entire Agreement. This document constitutes the entire agreement of the parties and supersedes all previous agreements, whether written or oral.
This Agreement

                                      -12-

may be amended only by an instrument in writing signed by both parties hereto.

          (24)  Governing Law. As to portions of its composition and performance to which state law is applicable, this Agreement shall be construed in accordance with the laws of the State of Nevada.

          EXECUTED this l8TH day of NOVEMBER, 1983.

SELLER:                                       PURCHASER:

GEOTHERMAL DEVELOPMENT                        SIERRA PACIFIC POWER
  ASSOCIATES                                    COMPANY
251 Ralston Street                            P.O. Box 10100
Reno, Nevada 89503                            Reno, Nevada 89520

By /s/ illegible                              By /s/ illegible
   ---------------------------                   ---------------------------

Title  President                              Title  Sr. Vice Pres.
      ------------------------                      ------------------------

                                      -13-

                            [PLOT PLAN APPEARS HERE]

TABLE OF CONTENTS
-----------------

   Section                                              Page No.
-----------------                                       --------
A. INTRODUCTION                                             1
B. BACKGROUND - DEFINITIONS                                 1
C. POLICY STATEMENT                                         2
D. METERING ARRANGEMENT                                     2
E. CUSTOMER DESIGN REQUIREMENTS                             4
F. CUSTOMER DESIGN RECOMMENDATIONS                          7
G. INDUCTION & SYNCHRONOUS GENERATION DIAGRAMS              7
H. CUSTOMER OPERATING REQUIREMENTS                         10

A. INTRODUCTION

   1.0   This document presents Sierra Pacific Power Company's (SPPCo's) policy and metering arrangement for the parallel operation of small power production and co-generation facilities. In addition, this document provides the customer design and operating requirements to be applied to a customer owned generation facility of less than 1000 KVA generating parallel to SPPCo's system.

   2.0   The Customer Design Requirements and the Customer Operating
         Requirements outline the design specifications, the protective equipment, and the operating procedures necessary on the customer's part to insure safe, effective operation of the parallel customer generation facility.

B. BACKGROUND - DEFINITIONS

   1.0   With energy shortages prevailing and gas-oil supplies diminishing, it is very important to conserve energy by increasing efficiency, and to reduce gas-oil consumption by encouraging the development of non-gas-oil types of generation.

   2.0   Small power production and co-generation are two very effective methods of conserving energy and reducing gas-oil consumption.

   3.0   Small power production is exotic generation for which the primary fuel/energy sources are wind, hydro, solar, biomass, waste, or renewable resources. Small power production facilities do not use gas-oil fuels as the primary fuel source.

--------------------------------------------------------------------------------
 APPRVD BY,
                                                 EXHIBIT B
                                                 12 pages
--------------------------------------------------------------------------------
                CHG              DESCRIPTION                 DWN   ENG   APPRVD
--------------------------------------------------------------------------------
 DRAWN BY   [LOGO]        ENGINEERING STANDARD                SHT   1 OF  12
----------      SMALL POWER PRODUCTION & CO-GENERATION       -------------------
 ENGINEER       CUSTOMER DESIGN & OPERATING REQUIREMENTS      CHANGE      0
    GP                  FOR PARALLEL GENERATION              -------------------
----------                                                       DRAWING NO.
  DATE
  8/24/81        RENO  SIERRA PACIFIC POWER CO.  NEVADA          2.2 GN 01
--------------------------------------------------------------------------------

   4.0   Co-generation is the simultaneous production of electricity and useful heat in a way that requires less fuel than the separate production of electricity and heat. Co-generation facilities sequentially extract energy from a thermal process, and produce electricity and useful thermal energy. This recovery of waste heat by-products and the simultaneous production of two energy products is a more efficient use of gas-oil fuels than the separate production of two energy products.

   5.0   The efficiency of small power production and co-generation can be maximized, if the customer's generation is connected parallel to the utility's system, so that the excess electricity the customer does not use is sold to the utility to be used by other customers.

   6.0   A parallel generation system is designed such that the customer's generation can be connected to a bus common with the utility's system.
         Power transfer between the customer's system and the utility's system is a common result

C. POLICY STATEMENT

   1.0   It is SPPCo's policy to encourage the development of small power production and co-generation facilities with the intent of reducing gas-oil consumption and increasing efficiency.

   2.0   SPPCo allows "qualifying" small power production and co-generation facilities to generate parallel to the utility's system, so that the customer can reduce his power required from SPPCo, and so that the customer can sell his energy to SPPCo.

   3.0   The parallel generation must be safely integrated into SPPCo's system without degrading the integrity of the existing system, and without economically burdening the existing customers.

   4.0   Safety is the primary concern with parallel customer generation because of the distinct possibility of back-feed into the distribution system that previously was immune to back-feed safety hazards.

   5.0   SPPCo requires the parallel generation customer to install certain protective devices, and requires the customer to operate his facility in a manner that will prevent injury to customers and SPPCo personnel, and will prevent damage to customer and SPPCo equipment.

   6.0   SPPCo requires the parallel generation customer to assume the responsibilities described in this document.

D. METERING ARRANGEMENT

   1.0   SPPCo will purchase electricity from qualifying small power production or co-generation facilities at a rate that reflects the cost SPPCo can avoid as a result of obtaining the electricity.

--------------------------------------------------------------------------------
                          ENGINEERING STANDARD                 SHEET 2 OF 12
                SMALL POWER PRODUCTION & CO-GENERATION       -------------------
[LOGO]         CUSTOMER DESIGN & OPERATING REQUIREMENTS          DRAWING NO.
                        FOR PARALLEL GENERATION                  2.2 GN 01
--------------------------------------------------------------------------------

   2.0   SPPCo will sell electricity to qualifying small power production or co-generation facilities based on filed Rate Schedules applicable to comparable customers without generation.

   3.0   SPPCo offers two metering options:

         3.1   Netting Generation and Load - Metering Option I

               3.1.1  The customer can choose to have the metering arranged so that: SPPCo purchases the net energy from the customer's
                      generator that the customer does not use: and SPPCo sells, to the customer, the net energy that the customer uses but does not generate.

               3.1.2  When the customer's generation output is greater than his load, SPPCo will purchase the excess energy that the
                      customer does not use. The purchase meters will register
                      only the energy supplied from the customer's system to
                      SPPCo's system.

               3.1.3  When the customer's generation output is less than his load, SPPCo will charge the customer only for the power
                      requirements that are supplied by SPPCo. The billing
                      meters will register only the power requirements supplied
                      from SPPCo's system to the customer's system.

               3.1.4  Both the purchase meters and the billing meters will be uni-directional or not allowed to reverse rotation.

               3.1.5  If the applicable rate schedule requires demand metering, the demand meter will register only the demand supplied
                      from SPPCo's system to the customer's system. This demand
                      meter will be used to determine the billing demand and the applicable rate schedule.

                      It is possible that the customer's generation could reduce his demand enough to move the customer to a different rate schedule.

         3.2   Separate Generation and Load - Metering Option II

               3.2.1  The customer can choose to have the metering arranged so that SPPCo purchases 100% of the customer's generation
                      output, and so that SPPCo sells, to the customer, 100% of
                      his load requirements.

--------------------------------------------------------------------------------
                          ENGINEERING STANDARD                 SHEET 3 OF 12
                SMALL POWER PRODUCTION & CO-GENERATION       -------------------
[LOGO]         CUSTOMER DESIGN & OPERATING REQUIREMENTS          DRAWING NO.
                        FOR PARALLEL GENERATION                  2.2 GN 01
--------------------------------------------------------------------------------

               3.2.2  The customer's generation and load shall be treated separately and independently. For example, if a co-
                      generation facility produces 50 KW and consumes 30 KW, it
                      would be treated the same as another qualifying facility
                      that produces 5O KW, and is located next to a shop that
                      uses 30 KW.

               3.2.3  The customer is not allowed to connect load on the
                      generator side of the purchase meter, other than the
                      minimal load associated with the generator.

                      The customer should note that the purchase meter will be
                      bi-directional. The purchase meter will reverse its
                      rotation if the customer's generator loses power and goes
                      into a motoring state or in any way places a load on the
                      line. SPPCo may require a reverse power relay to prevent
                      bi-directional powerflow or may require additional
                      metering.

E. CUSTOMER DESIGN REQUIREMENTS

   This section provides the minimum design specifications that the customer's generation facility must meet, and specifies the minimum protective equipment that the customer's generation facility must have installed.

   The design specifications and protective equipment listed are intended to protect other customers and SPPCo from damage that could be caused by the parallel generation facility.

   These requirements are not intended to protect the customer's generation facility from every possible source of damage. The parallel generation customer may wish to install additional protective equipment to protect his generation facility.

   1.0   Applicable Codes - The customer's installation must meet all applicable national, state, and local construction and safety codes.

   2.0   Relay Settings - Electrical Schematics Approval - All protective device relay settings and all electrical schematics must be approved in writing by SPPCo.

   3.0   Customer Responsibilities - The customer will purchase, own, operate, and maintain the required protective equipment.

   4.0   Additional Protective Equipment - SPPCo reserves the right to require additional protective equipment and safety measures as further experience may dictate.

--------------------------------------------------------------------------------
                          ENGINEERING STANDARD                 SHEET 4 OF 12
                SMALL POWER PRODUCTION & CO-GENERATION       -------------------
[LOGO]         CUSTOMER DESIGN & OPERATING REQUIREMENTS          DRAWING NO.
                        FOR PARALLEL GENERATION                  2.2 GN 01
--------------------------------------------------------------------------------

   5.0   Synchronous and Induction Generation - Capacity less than 100 KVA

         5.1   Full Load Rejection - The customer's generation facility must be designed with the capability or protection to withstand sudden loss of load.

         5.2   De-energized SPPCo Circuit - Electrical relays must be provided to prevent the customer's generator from being connected parallel to SPPCo's system if SPPCo's system is de-energized.

         5.3   Generator Circuit Breaker - The generator must have a generator circuit breaker capable of interrupting the maximum anticipated fault current and isolating the customer's generation from
               SPPCo's system. The generator circuit breaker must be equipped with thermal-magnetic overcurrent or equivalent devices on each phase.

               The generator circuit breaker must be grouped with the main service disconnects, readily accessible, and nearest the point of entrance of the service-entrance conductors as specified in the
               NEC 230-72.

               The generator circuit breaker or enclosure must be capable of being locked and/or sealed by SPPCo personnel to physically prevent closing the circuit breaker when SPPCo personnel are working on the line.

         5.4   Voltage Sensing Location - The voltage sensing location for the protective relays must be on the SPPCo side of any customer operated disconnect (see sheets 8-9).

         5.5   Overcurrent Protection - Phase overcurrent protection is required to protect the generator from fault current and overload current.
               Ground overcurrent protection is required, if applicable.

         5.6   Over/Under Voltage Protection - Overvoltage and undervoltage protection is required. Time delay is recomended on the voltage relays.

         5.7   Underfrequency Protection - Underfrequency protection without time delay is required. Overfrequency protection may be required.

         5.8   Loss-of-Phase Protection - Negative sequence current or
               loss-of-phase protection is required on three phase generators.
               The customer is responsible for protecting his generator from negative sequence currents that could overload and severely damage the customer's generator. Negative sequence currents will occur during single phasing conditions on SPPCo's system.

--------------------------------------------------------------------------------
                          ENGINEERING STANDARD                 SHEET 5 OF 12
                SMALL POWER PRODUCTION & CO-GENERATION       -------------------
[LOGO]          CUSTOMER DESIGN & OPERATING REQUIREMENTS         DRAWING NO.
                        FOR PARALLEL GENERATION                  2.2 GN 01
--------------------------------------------------------------------------------

         5.9   Synchronizing Equipment - Synchronous generators require
               synchronizing equipment to be provided at the main generator, and other breakers as necessary. The generator must be brought on-line parallel to SPPCo's system by one of the following methods:

               a)     Automatic synchronizing.

               b)     Manual synchronizing - note that a synchronizing check
                      relay is also required with manual synchronizing to
                      protect the customer's generator from excessive transient
                      torques that could damage the customer's equipment.

               c)     Induction starting - provided that the inrush current does not cause voltage flickers on SPPCo's system greater than
                      4%.

         5.10  Voltage Regulation Equipment - Synchronous generators require voltage regulation equipment to maintain the Customer's service voltage within 5% above or below nominal service voltage (e.g.
               120 volts +/- 6 volts). Customers in California are required to maintain their service voltage in accordance with the
               Conservation Voltage Reduction Program (e.g. 114 volts to 120 volts).

         5.11  Primary Voltage Changes - The generator exciter system and voltage regulation equipment on synchronous generators must be capable of operating subject to normal primary voltage changes on
               SPPCo's system ranging from 5% above or below nominal primary voltage (e.g. 24.9 KV +/- 5%).

   6.0   Synchronous and Induction Generation: Capacity 100 KVA - 1000 KVA

               The requirements described in section 5.0 also apply to 100 KVA to 1000 KVA generation.

         6.1   Overfrequency Protection - Overfrequency in addition to
               underfrequency protection is required. Frequency protection shall not have time delay.

         6.2   Power Factor Correction - Power factor correction could be required at SPPCo's option on induction generators greater than
               100 KVA.

   7.0   D.C. Generation With Inverter

         7.1   All requirements listed for synchronous generators shall apply to
               d.c. generator/inverter combinations with the following
               exceptions:

               a)     The power factor shall be within the range of 0.9 lagging
                      to 0.9 leading over the full range of power output.

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               b)     The synchronizing check relay is not required on line
                      commutated inverters that derive their waveform and
                      frequency from SPPCo's signal.

               c)     See section H-6.0 for harmonic voltage and current
                      operating requirements.

F. CUSTOMER DESIGN RECOMMENDATIONS

   This section provides recommended protection that the customer should consider adding to the generation facility. Again, the previus minimum design requirements are not intended to protect the customer's generation facility from every possible source of damage.

   Additional equipment beyond the minimum required and recommended protection may be desired to fully protect the customer's generation facility.

   1.0   Over/Under-Speed Protection - Overspeed and underspeed protection are recommended.

   2.0   Reverse Power Protection - Anti-motoring or reverse power protection is recommended. A lack of sufficient power at the prime mover will cause the customer's generator to motor instead of generate. This condition can be very costly to the customer.

   3.0   Impedance Neutral Grounding - Impedance neutral grounding is recommended.

   4.0   Voltage Surge Protection - Voltage surge protection is recommended.

   5.0   Generator Differential Protection - Generator differential protection is recommended.

   6.0   Loss of Excitation Protection - Loss of excitation protection is recommended.

   7.0   Unity Power Factor - It is recommended that synchronous generators be set to hold near-unity power factor.

   8.0   Relay Targets - Targets or devices that indicate the operation and status or a relay are recomended. Targets are very important to troubleshooting the generation facility.

G. INDUCTION AND SYNCHRONOUS GENERATION DIAGRAMS

   Typical one-line diagrams illustrating the required equipment for both synchronous and induction generators follow. Variations to these designs are acceptable provided the intent of this section is met, and provided the design is reviewed and approved in writing by SPPCo.

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                     [IMAGE OF CIRCUIT DIAGRAM APPEARS HERE]

                     [IMAGE OF CIRCUIT DIAGRAM APPEARS HERE]

H. CUSTOMER OPERATING REQUIREMENTS

   This section provides the operating requirements that the customer must follow, and the responsibilities that the customer must assume for operating his generation parallel to SPPCo's system.

   1.0   Quality of Service - The operation of the customer's generation facility must not reduce the quality of service to other SPPCo customers. No abnormal voltages, currents, frequencies, or interruptions are permitted.

   2.0   De-energized SPPCo Circuit - The customer will at no time energize a de-energized SPPCo circuit, without the permission and the supervision of SPPCo personnel.

   3.0   Bypassing Relays - The customer shall not bypass any of the protective relays or equipment.

   4.0   Inhibited Parallel Operation - If while operating parallel to SPPCo's system, or while attempting to bring the generating system on-line and operate parallel to SPPCo's system, any of the protective relays or devices operate inhibiting parallel operation, the customer will follow these procedures prior to attempting parallel operation with SPPCo again:

         4.1   Determine if SPPCo's circuit is energized or de-energized by checking the status of the relays described in Section E-5.2 and/or contacting the local SPPCo office.

         4.2   If it is determined that the SPPCo circuit is and has been continuously energized, then the customer will not attempt to reconnect his system parallel to SPPCo's system, until the cause of protective device operation has been corrected, and it has been determined that the customer's system is in proper operating condition.

         4.3   If it is determined that the SPPCo circuit is de-energized, the customer must not attempt to reconnect his system and operate parallel with SPPCo's system until he has confirmed that power has been restored and SPPCo's circuit is energized.

         4.4   The customer is not prohibited from isolating his system and supplying his own load while SPPCo's circuit is de-energized.

               NOTE: The designs and equipment outlined 1n this document do not provide for the customer to isolate his system and supply his own load while SPPCo's circuit is de-energized. If the customer wishes to do this, he must install additional protective
               equipment subject to a more complex and stringent design. These cases will be studied on an individual basis.

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   5.0   Automatic Reclosing - The customer is not allowed to automatically reclose parallel to SPPCo's System if any of the protective devices operate.

         However, if the customer ceases parallel operation with SPPCo because of an anti-motoring operation or lack of applicable power source (wind, water, etc.), the customer is allowed to automatically reclose parallel to SPPCo system when the energy source resumes to sufficient amounts.

         The distinctions between disallowing or allowing automatic reclosing are:

         a)    Automatic reclosing is disallowed if parallel operation has been ceased due to an abnormal or dangerous condition (fault current, overloads, over or under voltage, over or under frequency).

         b)    Automatic reclosing is allowed if parallel operation has been ceased due to a lack of sufficient power to the prime mover (lack of wind, water, etc.).

   6.0   Harmonics - The customer's generation facility shall not cause excessive distortion of the sinusoidal voltage wave. The maximum allowable total root-mean-suqare (RMS) harmonic current is 5% of the fundamental 60 Hz RMS current. The maximum allowable total RMS harmonic voltage (all harmonics) is 2% of the nominal AC voltage. In addition, the RMS voltage of any single voltage harmonic shall not exceed 1%.

   7.0   Damage to Other Customer - The customer is responsible for damage caused to other customers and to SPPCo as a result of misoperating or malfunction of his generation facility or protective equipment.

   8.0   Damage to Generation Customer - SPPCo is not responsible for damage caused to the customer's facility as a result of acts over which SPPCo has no control.

   9.0   SPPCo Automatic Reclosing - SPPCo is not responsible for damage caused to the customer's facility as a result of SPPCo automatic or manual reclosing.

                                 ****WARNING****

               RECLOSING CAN CAUSE LOSS OF SYNCHRONISM BETWEEN THE
               CUSTOMER'S SYSTEM AND SIERRA'S SYSTEM, THAT CAN IN
                  TURN SEVERELY DAMAGE THE CUSTOMER'S EQUIPMENT

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         9.1   If feasible, and at the customer's option and expense,
               communications between the customer's circuit breaker and SPPCo's circuit breaker can be provided to reduce the risk of
               out-of-synchronism damage. Other measures for protection can be considered and implemented if feasible.

   10.0  Scheduled Maintenance and Testing - The customer is responsible for performing scheduled maintenance and testing on the generation facility and the protective equipment to keep the facility in proper operating condition. SPPCo reserves the right to inspect the customer's facility to check for a hazardous condition or a lack of scheduled maintenance or testing.

   11.0  Discontinue Parallel Generation With Notice - SPPCo reserves the right to discontinue parallel generation with reasonable prior notice for any of the following reasons:

         a)    SPPCo will be performing non-emergency maintenance or repair of utility facilities.

         b)    The customer's generation reduces the quality of service to other customers.

         c)    Inspection of the customer's facility reveals a lack of scheduled maintenance or testing.

   12.0  Discontinue Parallel Generation Without Notice - SPPCo reserves the right to open the main disconnecting device and cease parallel generation without prior notice in the event of a system emergency or hazardous condition.

         12.1  The customer is advised that his generation facility must be capable of withstanding load rejection of this nature. SPPCo is not responsible for any damage caused to the customer's equipment as a result of disconnection from SPPCo's system.

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